EXHIBIT 99

News Release
Corporate Headquarters
One Crown Way
Philadelphia, PA 19154-4599

CROWN HOLDINGS REPORTS THIRD QUARTER 2005 RESULTS

Philadelphia, PA – October 17, 2005.   Crown Holdings, Inc. (NYSE: CCK), today announced its financial results for the third quarter and nine months ended September 30, 2005. Amounts related to the Company’s plastic closures business have been reclassified to discontinued operations as a result of the October 2005 sale of that business.

Third Quarter Results

Net sales in the third quarter rose to $1,928 million, a 5.6% increase over the $1,826 million in the 2004 third quarter. Americas Division’s net sales improved 4.5% to $769 million, the European Division’s net sales grew 5.9% to $1,052 million and the Asia Division’s net sales increased 10.3% to $107 million.

Gross profit in the 2005 third quarter grew 8.8% to $272 million over the $250 million in last year’s third quarter. As a percentage of net sales, gross profit expanded to 14.1% in the third quarter compared to 13.7% in the same quarter last year. The improvements reflect increased efficiencies and productivity throughout the Company partially offset by weaker foreign currencies.

Segment income (defined by the Company as gross profit less selling and administrative expense and provision for restructuring) grew to $181 million in the third quarter, up 5.2% over the $172 million in the 2004 third quarter. Segment income as a percentage to net sales was 9.4% in the third quarters of both 2005 and 2004. A reconciliation from gross profit to segment income is provided as a note to the attached unaudited Consolidated Statements of Operations.

Commenting on the quarter, John W. Conway, Chairman and Chief Executive Officer, stated, “We are pleased with the third quarter operating results. Continued benefits from operating improvements and resulting productivity gains enabled us to achieve an expanded gross margin. In our global business portfolio, overall volumes were in line with general market conditions.”

“The Company is on track to achieve its operating and financial targets for the year which include increasing segment income, expanding margins and generating significant free cash flow,” Mr. Conway said. “Looking ahead, we remain excited about the opportunities presented by our customers’ international growth plans as well as the growing interest in our can shaping and easy open end technologies.”

Interest expense in the third quarter was $94 million compared to $91 million in last year’s third quarter. The increase reflects the impact of higher average interest rates partially offset by lower average debt outstanding.

During the third quarter, the Company recorded a net charge of $4 million, or $0.02 per diluted share, reflecting a $17 million net loss on the disposal of the plastic closures business and a net loss of $3 million related to provisions for restructuring partially offset by a $16 million net gain related to the remeasurement of foreign currency exposures in Europe. For the 2004 third quarter, the Company reported a net charge of $9 million, or $0.05 per diluted share, for the loss on early extinquishments of debt and for restructuring provisions, partially offset by a gain on the remeasurement of foreign currency exposures in Europe.

News Release
Corporate Headquarters
One Crown Way
Philadelphia, PA 19154-4599

Net income in the third quarter was $78 million, or $0.45 per diluted share, compared to net income of $58 million, or $0.35 per diluted share, in the third quarter of 2004.

Debt and cash amounts were:

	September 30,	June 30,	December 31,	September 30,
	2005	2005	2004	2004

Total debt	$3,705	$3,707	$3,872	$3,959
Cash	275	265	471	295

	$3,430	$3,442	$3,401	$3,664

Receivables securitization	$320	$240	$120	$160

Proceeds received of $690 million from the October 2005 sale of the Company’s plastic closures business are not reflected in the above debt or cash amounts. Please refer to the Company’s Form 8-K filed with the SEC today for pro forma financial information giving effect to the sale of the Company’s plastic closures business.

Nine-Month Results

For the first nine months of 2005, net sales increased 6.7% to $5,279 million over the $4,946 million in the first nine months of 2004. Americas Division net sales grew 5.7% in the first nine months of 2005 over the same period in 2004. European Division and Asia Division net sales were up 6.4% and 18.1%, respectively, compared to the first nine months of last year.

Gross profit for the nine month period grew to $710 million, or 13.4% of net sales, over the $632 million, or 12.8% of net sales in the first nine months of 2004. The improvements reflect increased operating efficiencies and productivity throughout the Company.

Segment income in the first nine months of 2005 increased 12.7% to $445 million, or 8.4% of net sales, over the $395 million, or 8.0% of net sales in the first nine months of 2004.

For the first nine months of 2005, interest expense was $283 million compared to $270 million for the same period last year.

For the nine month period, the Company recorded a net charge of $57 million, or $0.33 per diluted share, reflecting a $64 million net loss related to the remeasurement of foreign currency exposures in Europe, a $17 million net loss on the disposal of the plastic closures business, a $3 million net loss related to provisions for restructuring and a $1 million net loss for the early extinguishments of debt, partially offset by a $19 million net gain on the sale of assets and a $9 million gain related to the reversal of tax valuation allowances. During the first nine months of 2004, the Company reported a net charge of $28 million, or $0.17 per diluted share, for the loss on the early extinguishments of debt and provisions for restructuring, partially offset by a gain on the remeasurement of foreign currency exposures in Europe.

The Company reported net income of $96 million, or $0.56 per diluted share for the first nine months of 2005 compared to net income of $78 million, or $0.47 per diluted share for the same period in 2004.

Non-GAAP Measures

Segment income and free cash flow are not defined terms under U.S. generally accepted accounting principles (non-GAAP measures). Non-GAAP measures should not be considered in isolation or as a substitute for net income or cash flow data prepared in accordance with GAAP and may not be comparable to calculations of similarly titled measures by other companies.

News Release
Corporate Headquarters
One Crown Way
Philadelphia, PA 19154-4599

The Company views segment income and free cash flow as the principal measures of performance of its operations for planning and evaluating investment opportunities and of its ability to incur and service debt. Segment income and free cash flow are derived from the Company’s income and cash flow statements, respectively, and reconciliations to segment income and free cash flow can be found on the accompanying unaudited Consolidated Statements of Operations and condensed and unaudited Consolidated Statements of Cash Flows.

Refinancing Plan

The Company also announces today that it is pursuing plans to refinance its existing first lien revolving credit facilities and to repurchase all of the Company’s senior secured second and third lien notes pursuant to tender offers or other transactions. The Company contemplates using proceeds from the recent sale of the Company’s plastic closures business together with borrowings under new senior secured credit facilities and the issuance of new unsecured notes to fund the refinancing.

The refinancing plan is currently under discussion with financing sources and rating agencies. The final terms of any new senior secured credit facilities and unsecured notes, and other aspects of the refinancing plan, are still being developed and may vary significantly in light of market and other conditions existing at the time the refinancing plan is finalized.

Any unsecured notes are expected to be issued in a private placement and resold by the initial purchasers to qualified institutional buyers under Rule 144A of the Securities Act of 1933. The unsecured notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security in any jurisdiction in which such offer or sale would be unlawful.

Conference Call

The Company will hold a conference call tomorrow, October 18, 2005 at 9:30 a.m. (EDT) to discuss this news release. Forward-looking and other material information may be discussed on the conference call. The dial-in numbers for the conference call are (517)308-9457 or toll-free (888) 820-8951 and the access password is “packaging.” A live web cast of the call will be made available to the public on the Internet at the Company’s Web site, www.crowncork.com. A replay of the conference call will be available for a one-week period ending at midnight on October 25, 2005. The telephone numbers for the replay are (203) 369-3790 or toll free (888) 568-0918 and the access passcode is 92855.

Cautionary Note Regarding Forward–Looking Statements

Except for historical information, all other information in this press release consists of forward-looking statements. These forward-looking statements involve a number of risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the statements made in this press release or the actual results of operations or financial condition of the Company to differ include the Company’s ability to grow segment income, to further improve margins, to reduce debt and that the refinancing plan is subject to a number of conditions and approvals and the final terms may vary substantially as a result of market and other conditions. There can be no assurance that the refinancing plan will be completed as described or at all. Other important factors are discussed under the caption “Forward-Looking Statements” in the Company’s Form 10-K Annual Report for the year ended December 31, 2004 and in subsequent filings made prior to or after the date hereof. The Company does not intend to review or revise any particular forward-looking statement in light of future events.

News Release
Corporate Headquarters
One Crown Way
Philadelphia, PA 19154-4599

Crown Holdings, Inc., through its affiliated companies, is a leading supplier of packaging products to consumer marketing companies around the world. World headquarters are located in Philadelphia, Pennsylvania.

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For more information, contact:
Timothy J. Donahue, Senior Vice President — Finance, (215) 698-5088, or
Edward Bisno, Bisno Communications, (917) 881-5441.

Unaudited Consolidated Statements of Operations, Balance Sheets and Cash Flows and Segment Information follow this page.

News Release
Corporate Headquarters
One Crown Way
Philadelphia, PA 19154-4599

Consolidated Statements of Operations (Unaudited)

(in millions except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2005	2004	2005	2004

Net sales	$1,928	$1,826	$5,279	$4,946

Cost of products sold	1,576	1,489	4,315	4,047
Depreciation and amortization	63	66	188	197
Pension expense	17	21	66	70

Gross profit (1)	272	250	710	632

Selling and administrative expense	88	77	262	236
Provision for restructuring	3	1	3	1
Provision for asset impairments and gain on sale of assets			(22)
Loss from early extinguishments of debt		33	2	37
Interest expense	94	91	283	270
Interest income	(2)	(2)	(6)	(5)
Translation and foreign exchange adjustments	(19)	(34)	76	(7)

Income from continuing operations before income taxes, minority interests and equity earnings	108	84	112	100
Provision for income taxes	17	27	13	37
Minority interests and equity earnings	(11)	(7)	(22)	(18)

Income from continuing operations	80	50	77	45

Income of discontinued operations
Income from operations	15	8	36	33
Loss on disposal	(17)		(17)

Net income	$78	$58	$96	$78

Basic earnings per average common share:
Continuing operations;	$0.48	$0.30	$0.46	$0.27
Discontinued operations	(0.01)	0.05	0.12	0.20

Net income	$0.47	$0.35	$0.58	$0.47

Diluted earnings per average common share:
Continuing operations;	$0.46	$0.30	$0.45	$0.27
Discontinued operations	(0.01)	0.05	0.11	0.20

Net income	$0.45	$0.35	$0.56	$0.47

Weighted average common shares
Basic	165,867,132	165,310,712	165,793,699	165,184,807
Diluted	171,909,751	168,000,750	171,766,529	167,513,309
Actual common shares outstanding	166,629,853	165,358,579	166,629,853	165,358,579

(1)	A reconciliation from gross profit to segment income is found on the following page.

Amounts for 2005 and 2004 related to the Company’s plastic closures business have been reclassified to discontinued operations as a result of the October 2005 sale of that business.

News Release
Corporate Headquarters
One Crown Way
Philadelphia, PA 19154-4599

Consolidated Supplemental Financial Data (Unaudited)

Reconciliation from Gross Profit to Segment Income

The Company views segment income, as defined below, as a principal measure of performance of its operations and for the allocation of resources. Segment income is defined by the Company as gross profit less selling and administrative expense and provision for restructuring. A reconciliation from gross profit to segment income for the three and nine months ended September 30 follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2005	2004	2005	2004

Gross profit	$272	$250	$710	$632
Selling and administrative expense	88	77	262	236
Provision for restructuring	3	1	3	1

Segment income	$181	$172	$445	$395

Consolidated Supplemental Financial Data (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)
Net Sales	2005	2004	2005	2004

Americas	$769	$736	$2,168	$2,052
Europe	1,052	993	2,798	2,629
Asia	107	97	313	265

	$1,928	$1,826	$5,279	$4,946

Segment Income

Americas	$71	$64	$170	$140
Europe	123	114	306	280
Asia	13	17	40	41
Corporate	(26)	(23)	(71)	(66)

	$181	$172	$445	$395

Amounts for 2005 and 2004 related to the Company’s plastic closures business have been reclassified to discontinued operations as a result of the October 2005 sale of that business.

News Release
Corporate Headquarters
One Crown Way
Philadelphia, PA 19154-4599

CONSOLIDATED BALANCE SHEETS (CONDENSED & UNAUDITED)
(in millions)

September 30,	2005	2004

Assets
Current assets
Cash and cash equivalents	$275	$295
Receivables, net	944	1,095
Inventories	856	911
Prepaid expenses and other current assets	76	81
Assets held for sale	890

Total current assets	3,041	2,382

Goodwill	2,038	2,452
Property, plant and equipment, net	1,636	1,959
Other non-current assets	1,013	1,111

Total	$7,728	$7,904

Liabilities and shareholders’ equity
Current liabilities
Short-term debt	$63	$99
Current maturities of long-term debt	24	91
Other current liabilities	1,795	1,924
Liabilities held for sale	200

Total current liabilities	2,082	2,114

Long-term debt, excluding current maturities	3,618	3,769
Other non-current liabilities and minority interests	1,821	1,788
Shareholders’ equity	207	233

Total	$7,728	$7,904

Amounts for 2005 related to the Company’s plastic closures business have been reclassified to assets and liabilities held for sale as a result of the October 2005 sale of that business.

News Release
Corporate Headquarters
One Crown Way
Philadelphia, PA 19154-4599

Consolidated Statements of Cash Flows (Condensed & Unaudited)
(in millions)

Nine months ended September 30,	2005	2004

Cash flows from operating activities
Net income	$96	$78
Depreciation and amortization	222	230
Other, net	(217)	(278)

Net cash from operating activities (A)	101	30

Cash flows from investing activities
Capital expenditures	(115)	(97)
Proceeds from sales of property, plant and equipment	26	12
Other, net	(56)	(6)

Net cash used for investing activities	(145)	(91)

Cash flows from financing activities
Net change in debt	(91)	12
Other, net	(41)	(55)

Net cash used for financing activities	(132)	(43)

Effect of exchange rate changes on cash and cash equivalents	(20)	(2)

Net change in cash and cash equivalents	(196)	(106)

Cash and cash equivalents at January 1	471	401

Cash and cash equivalents at September 30	$275	$295

(A)	Free cash flow is defined by the Company as net cash from operating activities less capital expenditures. The Company views free cash flow as a principal measure of performance of its operations and of its ability to incur and service debt. A reconciliation from net cash from operating activities to free cash flow for the nine months ended September 30 follows:

Nine months ended September 30,	2005	2004
Net cash from operating activities	$101	$ 30
Capital expenditures	(115)	(97)

Free cash flow	($ 14)	($ 67)

Amounts for 2005 and 2004 have not been restated or reclassified related to the sale of the Company’s plastic closure business.